EX-3.1



               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                           ELITE PHARMACEUTICALS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                       ---------------------------------


                  Elite Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that, pursuant to authority vested in the Board of Directors of the Corporation (the "Board") by Article Fourth of the Amended Certificate of Incorporation of the Corporation, the following resolution was adopted as of October 5, 2004 by the Board pursuant to Section 141 of the Delaware General Corporation Law:

                  RESOLVED that, pursuant to authority vested in the Board by Article Fourth of the Corporation's Amended Certificate of Incorporation, out of the total authorized number of 5,000,000 shares of Corporation preferred stock, par value $0.01 per share, there shall be designated a series of 660,000 shares which shall be issued in and constitute a single series to be known as "Series A Preferred Stock" (hereinafter called the "SERIES A PREFERRED STOCK"). The shares of Series A Preferred Stock have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

                  1.       CERTAIN DEFINITIONS.

                  "COMMON STOCK" means the common stock, $0.01 par value per share, of the Corporation.

                  "CURRENT MARKET PRICE" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the VWAP of such shares of capital stock or other securities, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined in good faith by the Board, including the Series A Director. All such determinations shall be appropriately adjusted for any stock dividend, stock split, recapitalization or other similar transaction during such period.

                  "EXCLUDED STOCK" means Common Stock issued or to be issued (i) pursuant to the conversion of the Series A Preferred Stock, (ii) pursuant to the issuance of PIK Shares, (iii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof pursuant to any Corporation benefit plan, stock option plan, stock bonus plan or other equity program approved by the Board, but only to the extent, that such shares of Common Stock issued or issuable pursuant to such stock option plans, stock bonus plans or stock incentive plans does not exceed ten percent (10%) of the then outstanding Common Stock on a fully diluted basis, (iv) as consideration in the acquisition of another corporation or business entity by the Corporation, whether by merger, stock acquisition, purchase of all or substantially all of the assets of such corporation or entity or other form of reorganization, (v) in connection with any issuance or transaction consented to as an issuance of Excluded Stock by holders of a majority of the then outstanding shares of Series A Preferred Stock, (vi) in an underwritten public offering registered pursuant to the Securities Act of 1933, as amended, at a price per share not less than three (3) times the Initial Conversion Price (as adjusted proportionately for stock splits, stock dividends, recapitalizations and other similar events), or (vii) except as otherwise provided herein, and following any applicable adjustment in the Conversion Price provided for in Subsection 4D, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock.

                  "INITIAL CONVERSION PRICE" means $1.23.

                  "OFFERING" means the closing of the offering by the Corporation of the shares of Series A Preferred Stock created by the filing of this Certificate of Designations and warrants to purchase shares of Common Stock.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "SERIES A PURCHASE PRICE" means the original issue price of the Series A Preferred Stock of $12.30 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and other similar events with respect to such shares).

                  "TRADING DAY" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange, the American Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.


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

                  "VWAP"  means,   with  respect  to  any  shares  of  stock  or
securities, including the Common Stock (as defined below), on any date of determination, the dollar volume-weighted average price per share for the thirty
(30) consecutive Trading Days preceding and including such date of determination as reported by Bloomberg Financial Markets, or any successor thereto ("BLOOMBERG"), through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, on the first Trading Day of the applicable thirty (30) consecutive trading period described above and ending at 4:00 p.m., New York City Time, on the last trading day of the applicable thirty (30) consecutive trading day period described above, as reported by Bloomberg.

                  2. DIVIDENDS.

                  2A. The holders of the Series A Preferred Stock shall be entitled to receive noncumulative dividends, at a rate equal to eight per cent (8%) per annum of the Series A Purchase Price (the "DIVIDEND AMOUNT") and shall accrue on a daily basis from the date of issuance whether or not declared. The Dividend Amount shall be payable one-half (50%) on June 1 and one-half (50%) on December 1 of each year (the "DIVIDEND PAYMENT DATES") either in cash or in kind by issuance by the Corporation of shares of Common Stock (the "PIK SHARES") at the option of the Corporation. In the event that the applicable Dividend Amount is not paid in cash within ten (10) days of the relevant Dividend Payment Date, the Corporation shall be deemed for all purposes to have elected to pay the applicable Dividend Amount by the issuance of PIK Shares (including for purposes of determining the Conversion Rate). If the Corporation elects (or is deemed to have elected) to pay any Dividend Amount in PIK Shares, each holder of Series A Preferred Stock shall be deemed to be the holder of record of such holder's PRO RATA share of the PIK Shares issuable with respect to the relevant Dividend Amount notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates evidencing such PIK Shares shall not have been actually delivered to such holder of Series A Preferred Stock. In the event that dividends on the Series A Preferred Stock are paid with PIK Shares, each such PIK Share shall be valued at the Current Market Price of the Common Stock determined as of the Dividend Payment Date. No dividends shall be paid on any Common Stock of the Corporation or any capital stock of the Corporation that ranks junior to or on parity with the Series A Preferred Stock during any fiscal year of the Corporation until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and other similar events with respect to such shares) of Series A Preferred Stock for the current and each prior Dividend Payment Date (including the partial periods since the most recent Dividend Payment Date) shall have been paid or have been declared and set apart for payment to the Series A Preferred Stock holders.

                  2B. The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid in cash on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.


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

                  2C. In the event that the Corporation shall at any time pay a dividend on the Common Stock, it shall, at the same time, pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder if the shares of Series A Preferred Stock held by such holder had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividends.

                  3. LIQUIDATION.

                  3A.  Upon any  liquidation,  dissolution  or winding up of the
         Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock, to be paid a per share amount in cash (to the extent possible) and then other assets of the Company equal to (i) the Series A Purchase Price plus accrued and unpaid dividends through the date of liquidation, dissolution or winding up (the "SERIES A LIQUIDATION PREFERENCE") (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) and (ii) with respect to the assets remaining after distribution of the Series A Liquidation Preference, the aggregate pro rata liquidating distribution per share payable to holders of Series A Preferred Stock on an as-converted to Common Stock basis payable ratably to Series A Preferred Stock holders and holders of Common Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock of the Corporation shall be insufficient to permit payment to the holders of Series A Preferred Stock of the full Series A Liquidation Preference of each share of Series A Preferred Stock then held, then the entire assets of the Corporation to be distributed shall be distributed pro rata to the holders of Series A Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Series A Liquidation Preference of each share of Series A Preferred Stock then held and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 10 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Corporation or its transfer agent.

                  3B. The first to occur of:

                           (A) The  acquisition  of the  Corporation  by another
                  Person or Persons by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Corporation with or into any other Person or Persons or of any other Person or Persons with or into the Corporation, but excluding, however, (x) any merger effected exclusively for the purpose of changing the domicile of the Corporation or (y) any consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or



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

                  consolidation possess more than 50% of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation)); or

                           (B) a sale of all or substantially  all of the assets
                  of the Corporation; or

                           (C) a transaction or series of  transactions in which
                  a Person or group of Persons (as defined in Rule 13d-5(b)(1) of the Exchange Act of 1934, as amended (the "Exchange Act")) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of 50% or more of the Common Stock, on a fully diluted basis, or the voting power of the Corporation;

         shall be deemed to be a liquidation for purposes of the Series A Liquidation Preference (each such transaction described in (A), (B) or (C) being hereinafter referred to as a "CHANGE IN CONTROL EVENT"), unless either (i) the per share consideration paid on an as converted to common stock basis in any such transaction has a value which exceeds 300% of the Initial Conversion Price (as adjusted proportionately for stock splits, stock dividends, recapitalizations and other similar events) or (ii) the Change in Control Event is approved by the holders of a majority of the then outstanding shares of Series A Preferred Stock. If the consideration paid or to be paid in any such merger, consolidation or other transaction is other than cash, its value will be deemed the fair market value as determined in good faith by the Board and the value of any securities included in such consideration shall be determined by the Board as follows: (i) if traded on a securities exchange or through the Nasdaq National Market or if actively traded over-the-counter, the Current Market Price of such securities over the thirty (30) day period ending three (3) days prior to the closing; or (ii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board with the assistance of an independent financial advisor.

                  4. CONVERSION.

                  4A. RIGHT TO CONVERT. Each holder of shares of Series A Preferred Stock shall have the right to convert any of such holder's shares of Series A Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Liquidation Preference per share and dividing the result by the Initial Conversion Price, as may be adjusted in accordance with this Section 4 (such adjusted price, the "CONVERSION PRICE" and such calculation of the conversion rate per share of Series A Preferred Stock, the "CONVERSION RATE"). Such conversion may take place at any time. Such rights of conversion shall be exercised by the holder thereof by surrender of a certificate or certificates (or a lost stock affidavit therefor (with indemnification) reasonably acceptable to the Corporation) for the shares to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series A Preferred Stock) at any time during its usual business hours on the



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

         date set forth in such notice, together with a properly completed notice of conversion in the form attached to the Series A Preferred Stock certificate with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock, shall be issued.

                  4B. ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series A Preferred Stock to be converted (and in any event within five business days), the
         Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Rate shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such shares shall have been surrendered as aforesaid, and at such time the Series A Preferred Stock rights of the holder of such share or shares shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  4C. FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of the Series A Preferred Stock into Common Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, and no payment or adjustment shall be made upon any conversion on account of any cash dividends paid on the Series A Preferred Stock so converted or the Common Stock issued as PIK Shares. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall upon such conversion, execute and deliver to the holder thereof at the expense of the Corporation, a new certificate for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

                  4D. ADJUSTMENT OF PRICE UPON ISSUANCE. If and at any time or from time to time, after the date of first issuance of shares of Series A Preferred Stock (the "ORIGINAL ISSUANCE DATE"), the Corporation shall issue or sell, or is, in accordance with subparagraphs 4D(1) through 4D(6), deemed to have issued or sold, any shares ("ADDITIONAL COMMON SHARES") of its Common Stock, other than Excluded Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be reduced effective concurrently with such issuance or sale of Additional Common Shares to an amount determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of



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

         Common Stock (determined on a fully diluted basis) outstanding immediately prior to such issuance or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for such Additional Common Shares would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock (determined on a fully diluted basis) outstanding immediately after such issuance or sale.

         No adjustment of the Conversion Price, however, shall be made in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

         For purposes of this subparagraph 4D, the following paragraphs 4D(1) to 4D(6) shall also be applicable:

                  4D(1). ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or indirectly, including by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any option or warrant for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES" and, together with Options, the "COMMON STOCK EQUIVALENTS"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issued upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. If any Options or the conversion right of any Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of Options or
         Convertible  Securities  shall be  readjusted to the



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         Conversion Price which would have been in effect had an adjustment been made on the basis that the only additional shares of Common Stock so issued were the additional shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such additional shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all
         such  rights  or   Options,   whether  or  not   exercised,   plus  the
         consideration   received   for  issuing  or  selling  the   Convertible
         Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the
         conversion  of  such   Convertible   Securities,   PROVIDED  that  such
         readjustment shall not apply to prior conversions of Series A Preferred Stock.

                  4D(2). ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or indirectly, including by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  4D(3). CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2), or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions providing solely for protections of the holders of such Option or Convertible Securities against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto providing solely for protection of the holders of such Option or Convertible Securities against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

                  4D(4). SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock or Convertible Securities into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, Options or Convertible Securities the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  4D(5). CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto; such Options shall be deemed to have been issued without consideration.

                  4D(6). RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  4D(7). DIVIDEND STOCK. If, at any time or from time to time after the original issuance date of the Series A Preferred Stock, the Corporation shall issue or distribute to the holders of shares, other than Series A Preferred Shares, (the "DIVIDEND STOCK") evidences of its indebtedness, any other securities of the Corporation or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Section 4D(4), any other event or transaction which results in an adjustment of the Conversion Price pursuant to this Section 4D, or dividends on Common Stock described in
         Section 2C, and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof) (any such non-excluded event being herein called a "SPECIAL DIVIDEND"), the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the then Current Market Price per share of the Dividend Stock in effect on the record date of such issuance or distribution less the fair market value (as determined in good faith by the Board) of the Special Dividend applicable to one share of Dividend Stock and the denominator of which shall be the then Current Market Price Per Share of the Dividend Stock in effect on the record date of such issuance or distribution. An adjustment made pursuant to this Subsection 4D(7) shall become effective immediately after the record date of any such Special Dividend.

                  4E.   REORGANIZATION  OR  RECLASSIFICATION.   If  any  capital
         reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger, but excluding a consolidation, merger or sale which is treated as a liquidation with respect to holders of Series A Preferred Stock for purposes of Section
         3) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of the Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  4F. NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then, and in each such case the Corporation shall give written notice thereof by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  4G. OTHER NOTICES. In case at any time:

                           (1) the  Corporation  shall declare any dividend upon
                  its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (2) the Corporation  shall offer for subscription PRO
                  RATA to the holders of its Common Stock any additional shares of such stock of any class or other rights;

                           (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                           (4)  there  shall  be  a  voluntary  or   involuntary
                  dissolution, liquidation or winding up of the Corporation;

         then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Corporation or its transfer agent, (a) at least 15 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 15 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  4H. MANDATORY CONVERSION. The Series A Preferred Stock shall automatically be converted into Common Stock at the then applicable Conversion Price upon the earlier of: (A) receipt of the written notice of holders of a majority of the then-outstanding shares of Series A Preferred Stock of their election to cause an automatic conversion pursuant to this subparagraph 4H, (B) the Corporation providing written notice to holders of Series A Preferred Stock certifying that the Current Market Price of the Common Stock for the last 30 consecutive Trading Days has exceeded 300% of the Initial Conversion Price (as adjusted proportionately for stock splits, stock dividends, recapitalizations and other similar events) at average daily trading volumes which have equaled or exceeded 50,000 shares per day on each such Trading Day and such notice is provided within 30 days of such occurrence, (C) upon closing of a transaction which values shares of the Series A Preferred Stock at or above 300% of the Initial Conversion Price (as adjusted proportionately for stock splits, stock dividends, recapitalizations and other similar events) and the consideration to be paid to the holders of Series A Preferred Stock is cash or securities of a class traded on nationally recognized stock exchange or the NASDAQ and the issuance thereof and resale thereof is registered under the Securities Act of 1933, as amended, or (D) concurrently with the closing of a public offering of Common Stock at a price at least equal to 300% of the Initial Conversion Price (as adjusted proportionately for stock splits, stock dividends, recapitalizations and other similar events) with proceeds to the Corporation of at least $20,000,000. Any such conversion shall be effected in accordance with the provisions of subparagraphs 4B and 4C hereof.

                  4I. STOCK TO BE RESERVED.

                           (1) The  Corporation  will at all times  reserve  and
                  keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes) and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Conversion Price. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                           (2) The  Corporation  will at all times  reserve  and
                  keep available out of its authorized but unissued shares of Common Stock solely for the purpose of satisfying the
                  Corporation's obligations to issue PIK Shares as herein provided, such number of shares of Common Stock as is equal to ten times the number of shares of Series A Preferred Stock then outstanding. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes).

                  4J. NO REISSUANCE OF SERIES A PREFERRED STOCK. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

                  4K. ISSUE TAX. The issuance of certificates for shares of Common Stock as PIK Shares or upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Corporation shall not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

                  4L. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; PROVIDED, HOWEVER, nothing herein shall be construed to prevent the
         Corporation   from  setting   record  dates  for  the  holders  of  its
         securities.

                  5. VOTING - SERIES A PREFERRED STOCK. For so long as any of the shares of Series A Preferred Stock issued by the Corporation remain outstanding, holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect one member of the Board (the "SERIES A DIRECTOR"). The initial Series A Director shall be designated by Indigo Securities LLC, as a representative of the holders of Series A Preferred Stock. In addition to any class voting rights provided by law and this Certificate of Designations, the holders of Series A Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote (including the election of directors other than the Series A Director). With respect to the voting rights of the holders of the Series A Preferred Stock pursuant to the preceding sentence, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote.

                  6. FURTHER RESTRICTIONS. For so long as 20% of the shares of Series A Preferred Stock issued by the Corporation remain outstanding, and in addition to any other voting rights of the Holders of Series A Preferred Stock required by law or by the Certificate of Incorporation, the prior consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, shall be required for the Corporation or any subsidiary of the Corporation to take any action (including by merger, consolidation or otherwise) that:

                  (i) in any manner alters or changes the designations, preferences, privileges or powers or relative, participating, optional or other special rights or qualifications, limitations or restrictions of the Series A Preferred Stock,

                  (ii) increases or decreases the authorized number of shares of
              Series A Preferred Stock,

                  (iii) constitutes the incurrence of indebtedness by the Corporation for borrowed money (other than indebtedness incurred in the ordinary course of the Corporation's business, consistent with past practice or borrowings from a financial institution with no equity component) which possesses senior repayment rights to the Series A Preferred Stock,

                  (iv) creates, designates, authorizes or issues (by reclassification or otherwise) any new class or series of securities (including any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of capital stock of the Corporation) having any rights, preferences or privileges senior or PARI PASSU with, the Series A Preferred Stock,

                  (v) results in the  redemption  of any shares of Common  Stock
              (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of services and similar arrangements relating to employment or consulting services but only to the extent such redemptions do not exceed 600,000 shares of Common Stock in the aggregate),

                  (vi) amends,  adds or repeals,  any  provision  of, or add any provision to, the Corporation's Certificate of Incorporation, as amended, or Bylaws, as amended, if such action would alter or change this Section 7 or otherwise adversely alters or changes the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock or otherwise adversely affects the holders of Series A Preferred Stock as a class,

                  (vii) results in a confession of judgment against the Corporation, or the settlement or compromise of any claim by or against the Corporation which could have a material adverse effect on the Corporation, or a filing for bankruptcy or receivership,

                  (viii) results in any material loans to, or any guaranty of any debt of, any insider, shareholder or other Person, other than in the ordinary course of business,

                  (ix) results in the consummation, material amendment or termination of any material contracts or other transactions with any shareholder, insider or affiliate, or

                  (x) results in the declaration or payment of dividends or distributions upon any capital stock of the Corporation, other than a dividend paid upon the Series A Preferred Stock or dividend paid pro rata to all holders of Common Stock in order to effect a stock split.

                  7. NO WAIVER. Except as otherwise modified or provided for herein, the holders of Series A Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the applicable provisions of Delaware law.

                  8. NO IMPAIRMENT. The Corporation will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities on any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions of Article Four and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

                  9. REPORTS. The Corporation shall mail to all holders of Series A Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

                  IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation by its President as of this 6th day of October, 2004.

                                       ELITE PHARMACEUTICALS, INC.

                                       By: /s/ Bernard Berk
                                           ---------------------------------
                                           Name: Bernard Berk
                                           Title: President




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